UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(b) of the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): May 27, 2004



                           LOGANSPORT FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)



                                     INDIANA
                 (State of other jurisdiction of incorporation)



                  0-25910                              35-1945736
         (Commission File Number)          (IRS Employer Identification No.)



             723 East Broadway
               P.O. Box 569
            Logansport, Indiana                          46947
 (Address of principal executive officers)             (Zip Code)



Registrant's telephone number, including area code:  (574) 722-3855

Item 5. Other Events and Regulation FD Disclosure.

     Pursuant to General Instruction F to Form 8-K, the press release issued May 27, 2004, concerning the Corporation's commencement of a tender offer for the purchase of all shares of its common stock held by persons owning 99 or fewer shares as of the close of business on May 18, 2004 is attached hereto as Exhibit 99(1) and incorporated by reference. The Company will pay $22.50 for each share of its common stock properly tendered by an eligible shareholder. The offer will be made pursuant to the Offer to Purchase for Cash dated May 28, 2004, and related materials, and will expire at 5:00 p.m. Eastern Daylight Saving Time on Tuesday, June 29, 2004, unless otherwise extended or earlier terminated. The offer is being made solely by the Offer to Purchase for Cash and accompanying Letter of Transmittal, each dated May 28, 2004, which will be mailed to shareholders beginning May 28, 2004. Copies of the documentation relating to the offer are attached as exhibits to the Corporation's Schedule 13e-3 which was filed on May 28, 2004.


Item 7. Financial Statements and Exhibits.

     (c)  Exhibits

          Exhibit 99(1) - Press Release dated May 27, 2004.






                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          /s/ David G. Wihebrink
                                          --------------------------------------
                                          David G. Wihebrink, President and
                                          Chief Executive Officer



Dated: May 28, 2004